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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-59760) of our report dated January 22, 1999, except with respect to Note (1)(a) as to which the date is March 12, 1999, relating to the consolidated statements of income, comprehensive income, retained earnings and cash flows and financial statement schedule information of MidAmerican Energy Company for the year ended December 31, 1998, which appears in MidAmerican Energy Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                              /s/ PricewaterhouseCoopers LLP
                                              ---------------------------------
                                                  PricewaterhouseCoopers LLP


Kansas City, Missouri

February 4, 2002